Form C

Cover Page

Name of issuer:

Airbitz, Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 10/1/2013

Physical address of issuer:

311 4th Ave
Ste. 413
San Diego CA 1

Website of issuer:

http://airbitz.co

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☐ Debt
☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

12/10/2016

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

6

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$166,527.00	$48,746.00
Cash & Cash Equivalents:	$154,146.00	$33,509.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$94,771.00	$1,943.00
Long-term Debt:	$836,671.00	$300,084.00
Revenues/Sales:	$0.00	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($536,633.00)	($606,414.00)

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Airbitz, Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Pedram Hasid	Founder	Block26	2015
Kevin Sullivan	Founder	San Diego Elixir / Erlang meetup group	2014
Scott Morgan	Financial Representative	Thrivent Financial	2014
William Swanson	Chief Architect	Airbitz	2014
Paul Puey	CEO	Airbitz	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
William Swanson	Chief Architect	2014
Tim Horton	CTO	2014
Paul Puey	CEO	2014
Will Pangman	COO	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Paul Puey	Common, 3.9M shares	32.5

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

> The rate of adoption and growth in the development of blockchains and decentralized applications is inherently unpredictable due to its unprecedented nature. User adoption of the Internet over time may be the best predictive model to help approximate the potential growth rate for the industry as a whole.
>
> Airbitz is already generating revenue from its white label partners and mobile plugin partners. While we expect the revenue from these partners and the number of partnerships to continue to grow, the current revenue from these sources is less than our operating costs. These partnerships have only been deployed a few months, and have not grown enough yet to be a sustainable revenue source on their own. We plan to address this risk with several planned large scale integrations using our Software Development Kit (SDK) and single-sign-on solution. We expect to see the most growth in our business through the use of our SDK and our major integration partners, starting with Augur, Open Bazaar, and Arcade City.
>
> The possibility that our partners may fail exists and presents risk to the growth of our company. We plan to compensate for this risk by rapidly expanding our partnership base as the amount of blockchain-based and decentralized applications continues to grow.
>
> Compromise of the cryptographic standards such as AES256 / SHA256.
>
> A significant break in our security protocols could compromise our business.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise:	**$100,000**
Use of Proceeds:	Paying for 3rd party app integrations.

If we raise:	**$250,000**
Use of Proceeds:	Funds will be used for immediate engineering hires crucial for delivering on specific compatibility and extensibility needs of our existing SDK integration partners. A small amount will be used on business development to bring in new partnerships.

If we raise:	**$500,000**
Use of Proceeds:	Funds will be used for hiring essential engineers, selective product development of the SDK to expand support, and some regional/international travel for trade shows and business development.

If we raise: **$1,000,000**

Use of Proceeds: Funds will be used for hiring essential engineers, including specialists for expanding the SDK to support more languages, OS's, devices, blockchains, and assets. We'll have the ability to provide full-time support to our partners/developers during integration, and develop enterprise partnerships with blockchain-friendly banks, big accounting firms, and fintech consortia in need of Edge Security for their end-users' private keys.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her

investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

<u>An Investor's right to cancel.</u> An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock**, **Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors, or
- (ii) if the valuation for the company is more than **$10 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time, and

- (iii) investors who invest as part of the first **$250,000** of the round will have a Valuation Cap of **$7,500,000** for the portion of their investment that is part of the first **$250,000** of the round.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or
- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock** , but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

- [ ] Yes
- [x] No

15. Are there any limitations on any voting or other rights identified above?

- [x] Yes: No Voting Rights
- [ ] No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	12,000,000	3,177,500	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	5,322,500
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$10 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$10 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Founder loans through 2014-2015, aggregated into one loan signed on 2016-09:
$245,865 - Paul Puey - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM
$111,508 - Scott Morgan - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM
$20,916 - Kevin Sullivan - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM

Loan on 2016-05-01
$125,000 - Inez Sandejas - 5% interest - paid from 2018-01-01 to 2022-12-01

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
1/2014	4(a)(2)	Priced Round	$350,000	General operations
8/2015	4(a)(2)	Convertible Note	$475,000	General operations

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Founder loans through 2014-2015, aggregated into one loan signed on 2016-09:
$245,865 - **Paul Puey** - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM
$111,508 - **Scott Morgan** - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM
$20,916 - **Kevin Sullivan** - 0% interest - convertible note - no cap - Maturity Jan 2018 - convertible at next priced equity round of above $10 MM

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview

Airbitz provides a mobile friendly software toolkit (SDK) that enables client-side auto encryption, auto backup, device-to-device synchronization, password recovery, and one-touch 2 factor with the familiar user experience of logging into a website. Targeted for Blockchain developers, the SDK can secure their blockchain application in a few lines of code and allow them to focus on their unique application of blockchain technology. We've proven this model with our mobile bitcoin wallet and can now deliver this experience to other blockchain apps.

Composition of our Company's Revenue:

Revenue flows into Airbitz from our partnerships. We currently have various enterprise customers leveraging the Airbitz platform in three main categories: white label partners, plug-in services, and SDK integration partners. As of today 90% of our revenue comes from our Whitelabel partners and the other 10% comes from our Plug in services. While white label partners and plug in services are our sources of revenues right now, we expect our SDK integrations to be our biggest revenue driver overtime and will be the focus of our business development efforts.

White Label Partners:

- Athena Bitcoin
- Coinsource
- CoinBTM/ Rack Wallet

Plug-in Services:

- Fold App
- Glidera Exchange
- BitRefill Mobile Top-Ups

Future: SDK integration partners:

- Augur
- Arcade City

- BlockFrieght

- Wings.ai

- OpenBazaar

*White label and plug in service revenue is determined by transaction volume and our SDK integration revenue is based on the number of user accounts.

Airbitz Milestones:
- Launch date Oct 2014
- 1st place New York Inside Bitcoins Startup Pitch Competition, April 2015
- Declared Top 50 new fintech companies to watch at AlwaysOn Top Company Showcase NYC April 2015
- World's first one-touch 2-Factor Authentication, March 2015
- Funded by Block26 & Bitcoin Fortress Ventures, July 2015
- 1st place San Diego Startup Week pitch competition, June 2016
- World's first encrypted data key recovery "password recovery of encrypted data", Sept 2016
- 1st SDK integration partner Arcade City, Sept 2016

Our expectations for the near future:

Over the next 3 to 5 years we expect the blockchain ecosystem to continue its exponential growth. As a result, the need for client side security that's usable for the mainstream user becomes ever greater. This will be paramount for developers who want to attract users to their blockchain based products. Knowing that, we are laser focused on expanding the compatibility of our Edge Security Platform to support the new digital assets, blockchain networks, and decentralized applications being created everyday.

As a company goal we'd like to secure half of the blockchain applications that go into production over the short to medium term. We will achieve this through strong developer relations and the technological buildout of our platform.

Risk:

Airbitz is already generating revenue from its white label partners and mobile plugin partners. While we expect the revenue from these partners and the number of partnerships to continue to grow, the current revenue from these sources is less than our operating costs. These partnerships have only been deployed a few months, and have not grown enough yet to be a sustainable revenue source on their own. We plan to address this risk with several planned large scale integrations using our Software Development Kit (SDK) and single-sign-on solution. We expect to see the most growth in our business through the use of our SDK and our major integration partners, starting with Augur, Open Bazaar, and Arcade City.The possibility that our partners may fail exists, and presents risk to the growth of our company. We plan to compensate for this risk by rapidly expanding our partnership base as the amount of blockchain-based and decentralized applications continues to grow.The rate of adoption and growth in development of blockchains and decentralized applications is inherently unpredictable due to its unprecedented nature. User adoption of the Internet over time may be the best predictive model to help approximate the potential growth rate for the industry as a whole.

Capital Resources

Equity boot strap round from founders
Convertible note from VC seed round
Equity from accelerator investment (plug n play)
Standard founder loans, fixed rate.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

- i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
- ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
- iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

- i. at the time of the filing of this offering statement bars the person from:
  - A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No
  - B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No
  - C. engaging in savings association or credit union activities? ☐ Yes ☑ No
- ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

- i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No
- ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No
- iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder?
☐ Yes ☑ No
ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://airbitz.co/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN AIRBITZ

Decentralized data security platform to thwart hackers

263
investors

$230,342
raised of $100K-$1M goal

$300 min **INVEST**
Wefunder Portal LLC

CLOSING IN 6 DAYS
Invest until 11pm EST on Dec 10

Future Equity (SAFE)
$10M valuation cap
A SAFE gives you the right to future shares in Airbitz. If you invest, you're betting the company will be worth more than $10M in the future.
INVEST $25,000+ FOR PRO RATA

EARLY BIRD BONUS: $7.5M Valuation Cap
Investors who fund the first $250,000 of this fundraise will invest at a $7.5M Valuation Cap.

INVESTOR PERKS

$500+	Invited to Airbitz Slack chat
$1,000+	Invited to Airbitz Slack chat and access to early beta testing of products and features
$2,000+	Invited to Airbitz Slack chat, access to early beta testing, and an awesome "swag" bundle of Airbitz merch.

By turning money into data, bitcoin enabled a wave of never-before-seen opportunities. But, it also represented a new security challenge that breaks the conventional model of central servers. To answer the challenge for the 100,000+ installs of our Bitcoin Wallet, Airbitz created a shift towards decentralized security & put users in full control of their data without trusted 3rd parties. We invite you to join us as we make our technology available to the wave of companies entering this frontier.



William Swanson
CHIEF ARCHITECT, AIRBITZ

OUR AMBITION

$375B is lost each year to hackers stealing millions from central servers (70M credit cards at Target). Decentralized security is the inevitable solution & Airbitz is creating this paradigm shift. We enable users to control access to their data, making large scale breaches a thing of the past. We power apps to secure sensitive personal data such as financial records & digital currency. An investment in Airbitz is a bet that decentralized security is inevitable & we'll be powering this revolution

KEY FACTS

- 100,000+ Installs of the Airbitz Wallet
- 300 new installs every day
- Already two high profile B2B customers for our edge security platform
- $375 Billion lost each year due to centralized data storage

DOCUMENTS

2016-07_Airbitz_Exec_Summary.pdf
2016-10_Pro_Forma.pdf

airbitz.co *from San Diego CA* SOFTWARE TECH BITCOIN CRYPTOCURRENCY

WHY I LIKE AIRBITZ

When Block26 was launched as a Blockchain Investment Fund, Airbitz was the first investment we made into the Fin-tech scene. We were very impressed with the depth and leadership of the Airbitz team. Fast forward almost 2 years and what first started as a digital wallet for securing Bitcoin has now transformed into a robust Edge Security Platform which will secure the future of different Blockchain Technologies in this ever-changing landscape. We couldn't be any happier to be a part of this project with Airbitz leading the way.



Ped Hasid
FOUNDER OF BLOCK26 AND INVESTOR IN AIRBITZ

THE BUZZ ABOUT AIRBITZ

Airbitz has been my goto wallet for the past few years. The registration process and UI is great for new users and the wallet functionality and privacy is strong enough for the high end user. Airbitz also continue to innovate, their BitID implementation solves one of the main pain points for secure platform sign ins and will be an avenue for rapid growth outside of the traditional bitcoin user base.

Adam Poulton

President of Blockchain Australia

Paul and his team have developed a great solution that allows you to secure Bitcoin on your phone, backed up to the cloud without risk of loss in the case you lose your device. For this reason, as Australias longest serving Bitcoin payment capture solution, I always recommend Airbitz to any new merchants that sign up. I'm excited about the new possibilities the Airbitz edge security platform has in the ability to keep our data safe and reduce the cost and complexity of traditional systems.

Jason Williams

CEO of Bitpos

Airbitz has been my most trusted and dependable bitcoin wallet since 2014. When it comes to 'privacy and security', you need a team for who these are more than words, they need to believe it as a way of life. I do not know if I would trust any other team to program my applications for 'privacy and security' outside the bitcoin space

Tone Vays

Blockchain Researcher

I've been running bitcojn and blockchain workshops at Australia's only Bitcoin and Blockhain coworking space, MBTC, for 18 months and always demonstrate and recommend Airbitz to participants because of its ease of use, security and additional functionality over all the other Bitcoin wallet applications on the market.

Martin Davidson

Business Development Manager at Blockchain Global

I introduce a LOT of Bitcoin newbies to their first wallet and I always recommend Airbitz. Being able to buy, sell, and spend right from the wallet, 1 touch 2 factor authentication, and password recovery questions makes makes Airbitz the easiest, most intuitive, and safest wallet for anyone. Plus Paul Puey and his team have offered advice and assisted us on numerous occasions as we have grown and rolled out new features.

Doug Scribner

CEO of WatchMyBit

There are very few times in life when I have encountered a true visionary, and their world changing visionary ideas. Once was when I used to chat with 'Satoshi Nakamoto' shortly after he created Bitcoin. I recognized the brilliance of his ideas immediately. Another time was when I learned about the Airbitz Edge Security created for the Airbitz Wallet. Similarly, I see this as the gold standard of Internet security for the future.

Bruce Wagner

Bitcoin Enthusiast

Airbitz to simplify bitcoin wallet password recovery

September 1, 2016

AirBitz, a bitcoin wallet and bitcoin business directory, plans to hide bitcoins around Miami as part of it promotional "Hidden bits" event. Clues to the bitcoins' locations will be tweeted daily during the Miami Bitcoin Conference. The North American

Ethereum prediction market Augur teams up with blockchain security experts Airbitz

June 6, 2016

Ethereum-based prediction market platform Augur is using Airbitz Edge Security, the battle-tested blockchain security solution that automatically encrypts, backs up, and synchronises private keys and account data across devices. The Edge Security

Airbitz & Tim Cook on the Same Page When it Comes to Encryption - Bitcoin News
February 21, 2016

Apple CEO Tim Cook along with other tech giants are fighting back by explicitly stating they are not planning to weaken encryption on their devices to suit the needs of the government. A similar approach to encryption can be found in the Bitcoin

Airbitz launches US-wide Bitcoin Starbucks campaign
December 16, 2015

Airbitz, the bitcoin security specialist, has launched a US-wide Starbucks campaign offering a 20% discount on coffee using its app, helping to drive bitcoin adoption in the process. To kick off Airbitz integration with Fold app, the company has made



Airbitz Integrates Fold App, Enabling Bitcoin Payments At Starbucks & Target
December 16, 2015

Airbitz, the mobile bitcoin wallet, has integrated Fold, the Starbucks gift card app that accepts bitcoin payments, into its own app. In announcing the Fold offering, Airbitz said it will be helpful for people new to bitcoin and will encourage more

AirBitz Partners with Fold, Allows Users to Buy Gift Cards inside Wallet
December 14, 2015

Airbitz, a mobile wallet that includes a location-based directory of companies that accept bitcoin, has officially announced a partnership with Fold, which will allow users to purchase Starbucks and Target gift cards at a discount directly inside the wallet.

Buy and Sell Bitcoin with the New Airbitz App
November 14, 2015

By Bitcoinist.net Nov 14, 2015 5:00 PM EDT According to their website, San Diego-based Airbitz is "a blockchain inspired, decentralized, open source, zero knowledge global information security solution." In other words, they're all about keeping things

Decentralised Bitcoin wallet provider Airbitz takes security to the Edge
November 14, 2015

Decentralised wallet provider Airbitz is offering users a more secure means to buy and sell Bitcoin directly from its app, using its Edge Security platform and BitID protocol which does away with password/usernames. Edge Security works by

The Problem: Centralized Data is No Longer Safe

Millions of dollars, health records and identity information have been hacked.

For the last 30 years, sensitive data has been kept together in 'secure' centralized servers - huge honeypots of lucrative information behind a single wall of security. And because the reward is so high, hackers have repeatedly found a way in to steal everything at once.

$375 Billion

Conservative estimate of annual Cybercrime losses

Read more in this McAfee Economic Impact Report

70 Million
Credit and debit cards compromised (2013)

JPMorganChase

76 Million

Households' bank information (2014)

Heartland

130 Million

Credit and debit card numbers (2008)

Anthem. Blue Cross

80 Million

Health and SSN records stolen (2015)

A Shift in Data Security is Inevitable

Edge Security is decentralized security and Bitcoin has proven that it's the answer

The #1 source of the massive hacks has been the centralization of data, where sensitive data are amassed together. Hackers can't resist the Targets of the world because millions of credit cards are bundled together, and can be stolen at once. Airbitz is at the forefront of a new form of information security popularized by Bitcoin: Edge Security.

Centralized Security


Heartland
Anthem.
Blue Cross

Most large enterprises put their user's information on globally accessible central servers. As a result, the incentive for hackers to break in is extremely high. In one breach, hackers can obtain valuable, sensitive information from millions.

Edge Security



Edge security—what Airbitz does—decentralizes the security and puts it in the hands of each individual and empowers them with their own vault of encrypted personal information.

A Trustless and Private Security Platform

Airbitz enables developers to build apps that secure users' data at "The Edge."

Edge-Security encrypts data first the user's device before it ever touches a network or server. Only the end user is able to unlock their data. A server-side hack yields nothing but fully encrypted, private data. A hack on a user's device yields only the data of that one user vs millions of users. The incentive to attack the system is reduced by orders of magnitude. Airbitz brings together several key technologies that make Edge Security possible.

AUTOMATIC BACKUP

CLIENT-SIDE ENCRYPTION

MULTI-DEVICE SYNCHRONIZATION

ONE TOUCH 2-FACTOR AUTHENTICATION

PASSWORD RECOVERY

REVISION CONTROL/ROLLBACK

Introducing Edge Login

The world's first zero-knowledge, encrypted single sign-on solution.

To help drive ease of use to Edge Secured apps, Airbitz has developed a single sign on solution that enables Airbitz Wallet users to login to blockchain and other decentralized apps with the simplicity of a barcode scan. The almost 100,000 existing Airbitz accounts will be able to login to other blockchain and Edge Secure apps with no additional passwords to remember, keys to backup, or data to encrypt. Edge Login allows Airbitz to not only be the primere Edge Security platform, but it also creates an eco-system of applications that can share encrypted data between themselves and be easily authenticated with the Airbitz Wallet. This creates a platform stickiness that is difficult for competitors to displace.


Successfully Logged In

Meet the Airbitz Wallet

Allows users to secure and control their bitcoin & transaction data.

The Airbitz wallet utilizes Edge Security to secure bitcoin private keys and transactional meta data putting the user in full control of their money and financial info. The Airbitz Wallet directly accesses bitcoin network nodes to send and receive funds providing a fault-tolerant experience. Peer-to-peer cloud backups also provide an anti-fragile network environment to help ensure maximum functionality in times of network distress.


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Food for Thoughts Cafe
MK Lords
City Tacos
Ocean Blue Sushi Club
William Swanson
Tostadas

Successfully securing bitcoin for years. Now securing other blockchain applications.

The Airbitz Wallet is the starting point for the seamless Edge Login experience. Users utilize the wallet to simply scan a barcode on other blockchain applications and automatically create blockchain keys that are encrypted and backed up with no extra passwords or word phrases to remember or write down.

We're Answering Personal Security

100,000+
Installs of the Airbitz Wallet

300
New installs everyday

6
Blockchain app partners

User Growth Since 2014



60K
50K
40K
30K
20K
10K
0
2014
2015
2016
Total IOS Downloads Thru September: 59,000
Total Android Downloads Thru September: 42,019
Total IOS Downloads
Total Android Downloads

Now, We're Bringing that Edge Security to All Data

Airbitz will allow users to encrypt and manage all personal data, from financial records to controlling devices like your Nespresso machine.

Blockchain Technologies

Private key management for decentralized applications.

Private Key Authentication

Easy authentication with private keys to eliminate cumbersome and insecure passwords.

Internet of Things (IOT)

Edge Security for devices operating at the edge of technology.

Financial Applications

Financial security leads information security into the future.

Bitcoin / Digital Currencies

The revolution that made Edge Security a necessity.

Private Messaging

Keeping conversations private no matter what medium they traverse.

Platform Partners are Quickly Signing Up

Coinsource

ATHENA BITCOIN

augur

Our Journey So Far

In 2015 we discovered the power of our security model for bitcoin. Now we're ready to grow that platform for the blockchain ecosystem and other secure, private applications.

- **October 2014** — Airbitz Launches
- **April 2015** — 1st place, New York Inside Bitcoins Startup Pitch Competition
- **May 2015** — Released World's First "One-Touch 2FA"
- **July 2015** — Received Funding By Block26 & Bitcoin Fortress Ventures
- **January 2016** — Airbitz launches White Label partnership with the 2nd largest Bitcoin ATM operator, CoinBTM
- **April 2016** — Airbitz launches White Label partnership with the largest bitcoin ATM operator, Coinsource
- **June 2016** — 1st Place San Diego Startup Week Pitch Competition
- **September 2016** — Released World's First Fully Private Password Recovery of Encrypted Data
- **October 2016** — World's First & Only Single-Sign-On for Decentralized-Encrypted Applications
- **Q4 2016** — SDK Integration Partner "Wings.ai" Launches
- **Late Q4 2016** — SDK Integration Partner "Augur" Launches

Securing the Future of Blockchain Technology

At Airbitz, we've developed the world's first and only fully private, Single Sign On solution for blockchain and decentralized apps. Our Airbitz Edge Security technology will allow any app to secure client-side encrypted data for their users with invisible encryption, automatic backup, password recovery, and synchronization across devices the user owns. Whether it be private keys for bitcoin and other digital currency, sensitive personal information, secure communication apps, or financial records, Airbitz will usher in the wave of private applications that empower individual users to hold and control their own data. And we're delivering it with the ease of the Single Sign On experience users are used to with their Google and Facebook accounts.

Here's our ambition:

With disruptive technologies, the disruption comes when technology empowers more people with access to previously centralized resources. Whether it be manufacturing, information, transportation, or in the case of bitcoin, financial resources, these disruptions flatten the hierarchy of our world and empower the individual over the central organization. Airbitz will empower users to secure their own data without relying on the trust of centralized organizations who have failed for years to keep our data secure or private.



Paul Puey

MEET THE FOUNDERS



William Swanson

Chief Architect

Began writing software when he was 11 years old. Has a degree in Electical Engineering from Cal Poly San Luis Obispo, and is just as comfortable working with software as he is with electronics.


TH PARK

Tim Horton

CTO

Began working as a software developer in 2005 in the finance industry. When he isn't hashing and twiddling bits, Tim also enjoys traveling, backpacking and playing guitar.



Paul Puey

CEO

Held lead engineering positions with Nvidia and Chromatic Research. When not converting people to bitcoin Paul enjoys climbing rocks at Joshua Tree or at a local climbing gym.

AND THE REST OF THE TEAM



Will Pangman

Chief Operating Officer

I'm a tireless optimist helping Airbitz build tools that will make your life more wonderful.



"RJ" Raljoseph Ricasta

Lead QA



Brett Musser

Operations

I shift paradigms in an edgy way.

RAISED $1,055,342 FROM 5+ INVESTORS

Block 26

Los Angeles-based venture capital firm

Michael Gucci

Founder @Bitcoin Fortress Ventures

Plug & Play Ventures / Startup Camp

Seed, Angel and Series A Investment Fund

Scott Morgan

Bitcoin Enthusiast. Former Managing Director of the BTC Journal

Lakeshore Energy Capital

Venture capital company specializing in capital raises for oil, gas and innovative initiatives. Based in Chicago.

DETAILS

– COLLAPSE ALL

What problem are you solving?

Airbitz was inspired by the bitcoin and blockchain revolution which put digital assets in the control of the individual instead of third parties.

As such, users are now required to secure data that only THEY should have access to. Not even an IT department, manager, employer, or government should have access to individuals' private keys as it breaks the authenticity provided by the blockchain.

The process of securing blockchain keys is intimidating, unfamiliar, and unforgiving for the end user and we sought to solve this. Prior to Airbitz, private key security involved the end user writing down random passphrases, securing pieces of paper, or encrypting files on users' computers and manually backing them up, all without a recovery mechanism.

Why is Airbitz the solution?

We are able to give users one account that can secure the data and private keys of all Airbitz supported blockchain applications.

Airbitz provides a software toolkit and mobile app that does client-side auto encryption, auto backup, device-to-device synchronization, and 2-factor authentication for blockchain private keys, with an easy single-sign-on experience for the end user. Airbitz has a strong focus on making this complex security model nearly invisible to the common user. We've refined our user experience over the past years deploying our wallet and we can now offer it to the new wave of blockchain applications.

Who are your competitors?

We've identified two competitors that have similar technology: Uport and Good Technology. Both competitors have some of the features we offer our users but definitely not as easy to use or comprehensive.

In the case of Uport they are focused on identity and they are limited to the ethereum blockchain meaning their technology only works for applications on that specific chain. In contrast, our security platform is not only blockchain agnostic it can also be leveraged by non-blockchain applications.

Our other competitor, Good Technology, can be used to store private keys but they do not have the requisite experience with blockchains and are not ready for the paradigm shift that is happening in data security. Good is also missing the single sign on functionality and therefore doesn't leverage an ecosystem of accounts that can be used across multiple independent apps. Their solution has much more overhead, is much harder to integrate and that's why they focus squarely on enterprise and are generally not found in consumer facing applications.

Our competition also doesn't have two years of experience of securing millions of dollars worth of bitcoin transactions and doesn't have an ecosystem of existing partnership for which we provide intercompatibility between apps. We believe that we're way ahead of our potential competitors and will continue to build out the capabilities of our platform, making it easier to integrate with a variety of different projects as well as make the user experience increasingly easy, beautiful, and secure.

How does Airbitz keep from being the single point of failure?

Airbitz puts the ethos of decentralization at the forefront. Our Edge Security model decentralizes security by encrypting user's data and putting the keys ONLY in the end user's hand. Should an attacker successfully compromise Airbitz servers, they would only see millions of locked vaults with no keys to open them.. Whats often forgotten about encryption is that what really matters is not just that data is encrypted but who holds the key to decrypt the user's personal data.

With Airbitz, only the user holds the key and we build software to help them protect, secure, and manage it without Airbitz ever seeing it. In addition we've implemented a peer-to-peer, distributed storage network for encrypted user data. This fault-tolerant system helps ensure user data is readily available from all parts of the world, even with the unreliable network and server infrastructure our internet is built on.

How big is your market?

Many in our space will give fancy graphs and metrics but the truth is no one knows exactly the true potential of the groundbreaking nature of our industry or how it will play out. And I'm sure by now many of the people reading this have seen the enormity of the potential disruption the blockchain revolution is enabling.

What we do know is that we at Airbitz are at the cutting edge of the blockchain revolution and the only thing in the past we can compare this revolution to, is the rise of the internet.

We believe our market is only limited by the creativity of blockchain developers around the world, and the pace of adoption of these new and exciting technologies. Based on the market potential of just a few of our existing partnerships Augur and Arcade City the total addressable market is over $2 Billion due to the ambitious nature of these diverse blockchain projects. Prediction markets and ride sharing alone are multibillion dollar industries with millions of active users. These are just two of the projects we're securing not including all the potential projects we plan to secure.

As the world converts to the emerging blockchain ecosystem and away from our old legacy systems, Airbitz will be embedded in more and more projects reaping the benefits of increased user adoption.

How will you make money?

Revenue flows into Airbitz from our partnerships. We currently have various enterprise customers leveraging the Airbitz platform in three main categories: white label partners, wallet plug-in services, and SDK (software development kit) integration partners. As of today 90% of our revenue comes from our Whitelabel partners and the other 10% comes from our Plug in services. While white label partners and plug in services are our sources of revenues right now, we expect our SDK integrations to be our biggest revenue driver overtime and will be the focus of our business development efforts.

We very much intend and aim to be profitable in Q1 of 2017. We plan to license out the platform to the apps that are using it in a SAAS model. We project various types of licensing models, but the most straightforward method is a simple license per account per month used on our platform for each of these apps. Our current launch partners are aware of and agreeable to our model.

What is the core mission? What drives your team?

We fundamentally believe that information is power and at Airbitz we are in the business of empowering individuals with their own private information. We think this is critical to the development of a free and creative society as we move forward in the information age.

As a consequence we're hard at work everyday creating a paradigm shift in digital security whereby users control access to their own data.

ASK A QUESTION

Type your question here...

ASK QUESTION

John Tierney Oct 26

Hi, I love the idea here. So Airbitz allows us to store our own data and acts as a bank for Bitcoin?

Paul Puey CEO FOUNDER Oct 26

It does allow you to control your own data securely and privately. That data can be keys for Bitcoin. Therefore Airbitz doesn't act like a bank (who holds your money) but rather as a digital vault that's on your own phone or computer that only you can access.

LIKE

Mark Hughes Oct 27

Are there any detailed financials available, historic and projected (stuff like cash in bank, employees, expenses, revenue by sector)? Thanks

Paul Puey CEO FOUNDER Oct 27

Yes we have historic financials which were required for our Form C filing for this Title III offering. I believe they are in the Form C of this pitch. I will hunt them down and inquire with WeFunder if they aren't linked to this pitch.

LIKE

Paul Puey CEO FOUNDER Oct 27

Re: projections and balance sheet, and a pitch deck that might answer those question, let me see if there's a way to share it through this portal.

LIKE

Paul Puey CEO FOUNDER Oct 31

Hi Mark, the WeFunder team should be adding this info in the coming day. They will be separate docs attached to this pitch page. Thanks for asking.

LIKE

Paul Puey CEO FOUNDER Oct 31

Hi Mark. More financial docs are now available for download. You can get them at the top of this page right below the "key facts" section.

LIKE

MORE QUESTIONS

RISKS SPECIFIC TO AIRBITZ

1. The rate of adoption and growth in the development of blockchains and decentralized applications is inherently unpredictable due to its unprecedented nature. User adoption of the Internet over time may be the best predictive model to help approximate the potential growth rate for the industry as a whole.

2. Airbitz is already generating revenue from its white label partners and mobile plugin partners. While we expect the revenue from these partners and the number of partnerships to continue to grow, the current revenue from these sources is less than our operating costs. These... READ MORE

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

Airbitz is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$300 min INVEST

Can I change my mind and get a refund?

How do I earn a return?

How is Wefunder compensated?

How do convertible notes work?

Have another question?





Kevin Sullivan

Web Developer, Cofounder, Board member

Greater San Diego Area | Internet

Current	San Diego Elixir / Erlang meetup group
Previous	Old Harbor Video, Airbitz
Education	Free Code Camp

Send Kevin InMail

90 connections

https://www.linkedin.com/in/kevinmsullivan1

Contact Info

Background

Summary

Test-driven web developer, experienced in Ruby, Sinatra, Rails, Node. Learning and experimenting with multiple languages including Elixir. Continuing to learn and express myself through code.

As someone who is a fast learner and eager to contribute, I am capable of taking on new projects and hitting the ground running. After a combined 7 months of remote and on-location intensive web development training, I can jump into projects in various stages, using various technologies, with various cultures, and contribute code, documentation, testing, and support.

I am passionate about security and privacy, both to protect users and to CYA. All too often I hear of yet another database being bought and sold online. This trend lead me to co-found AIrbitz (https://airbitz.co), an edge-security focused tech startup in San Diego. Airbitz continues to be an avid supporter of the tech community in San Diego, as well as up and down the coast of California.

As founder/co-organizer of several meetups, including San Diego Bitcoin and San Diego Elixir/Erlang, I have developed a better understanding of the benefits of group communication and management. Getting participation and buy-in from members of a group is difficult, and before you can be a good leader, you have to be a good follower. In other words, to lead a group you need patience, understanding, honesty, and trust.

Over the past year, I've delved into various interpersonal techniques, most notably, Non-Violent Communication. While the title may seem a bit audacious, NVC is merely a framework for clear communication and conflict resolution/prevention. Continuing to learn and study NVC enables me to bring empathic connections and common-ground-seeking techniques to any relationship, personal or professional.

When not reading and writing code, you can find me walking my dog, playing volleyball at the beach, and attending meetups.



Resume

Experience

Founder / Organizer
San Diego Elixir / Erlang meetup group
May 2016 – Present (6 months) | Greater San Diego Area

Organize 120+ membership meetup group with monthly talks by industry professionals. Work with local tech companies to provide a space for networking, education and professional development.

Co-owner, Videographer
Old Harbor Video
January 2010 – January 2016 (6 years 1 month) | San Diego, CA

Event videography, video editing, video production, live video production

cofounder, board member
Airbitz
January 2013 – December 2013 (1 year) | San Diego, CA

Provided start-up capital, early stage guidance.


airBitz
Bitcoin Wallet
Bitcoin: Safe. Simple. Secure

Edge Security API SDK Platform

Education

Free Code Camp
Full Stack Web Development Certification, Computer Software Engineering
2016 – 2017

FreeCodeCamp is an open source community, learning programming through completing and teaching challenges, as well as upgrading, and maintaining projects for non-profit organizations.



Learn to code and help nonprofits

Dev Bootcamp

Graduate, Full Stack Web Development

2016 – 2016

DevBootcamp is an intensive 19 week web development program, focusing on learning to learn, project-based education, workplace communication skills, and effective feedback.

DevBootcamp specializes in Ruby, Ruby on Rails, JavaScript, HTML, CSS, pair programming, agile development, and test-driven development.

The program consists of 9 weeks of remote pair-programming and independent challenges, and 10 weeks of immersive on-location project-based coding. DevBootcamp puts a strong emphasis on interpersonal skills, workplace communication, and effective collaboration.

▸ 3 projects



Bringing a little music to the DevBootcamp at…

Dev Bootcamp I Become a Full-Stack Web D…



DevbootCampers hard at w…

Bloc

Graduate, Full Stack Web Development

2015 – 2015

At Bloc, students learn how to build robust, full stack web applications using the Rails framework. In the process of learning web development with Rails, students learn the fundamentals of object-oriented programming with Ruby, basic algorithms, and remote collaboration. The web development program at Bloc focuses on teaching students with 1-on-1 mentorships with an experienced developer, learning by building real applications, and self-directed challenges.

Bloc I Online Coding Bootcamp for Developer…

Certifications

Git Real →
Code School

ES2015: The Shape of JavaScript to Come →
Code School

The Sequel to SQL →
Code School

Real Time Web with Node.js →
Code School

Building Blocks of Express.js →
Code School

The Magical Marvels of MongoDB →
Code School

JavaScript Best Practices →
Code School

JavaScript Road Trip Part 3 →
Code School

Fundamentals of Design →
Code School

CSS Cross-Country →
Code School

Adventures in Web Animations →
Code School

Journey Into Mobile →
Code School

Unmasking HTML Emails →
Code School

Surviving APIs with Rails →
Code School

Rails Testing for Zombies →
Code School

Testing with RSpec →
Code School

Rails 4: Zombie Outlaws →
Code School

Rails for Zombies 2
Code School

Assembling Sass Part 2
Code School

Assembling Sass
Code School

Blasting Off with Bootstrap
Code School

Rails 4 Patterns
Code School

Rails for Zombies Redux
Code School

Powering Up With React
Code School

Anatomy of Backbone.js
Code School

Front-end Formations
Code School

Front-end Foundations
Code School

Skills

Top Skills

- 6 Ruby
- 7 Ruby on Rails
- 6 Public Speaking
- 6 Github
- 6 PostgreSQL
- 6 HTML5
- 6 CSS
- 3 RSpec
- 3 Git
- 1 Start-ups

Kevin also knows about...

- 1 Agile Methodologies
- 1 JavaScript
- 1 Web Development
- 1 jQuery
- Bitcoin
- Data Entry
- 1 Cascading Style Sheets...

Projects

Fresh Cabbages

April 2016

Community focused movie ratings/reviews web app, using Rails, Postgresql, and javascript. Enables users to quickly and easily find movie reviews, encourages community curating of reviews and ratings.

4 team members



Kevin Sullivan
Web Developer, Cofounder, Board mem…



Xin Zhang
Software Engineer at Adtile Technologies



Jack Hamilton
Full-Stack Developer

John Craigie
Web Developer

MakingHunger

April 2016

A rails backed recipes web app that consumes an API, to enable users to search, store, and recall their favorite recipes. This project was chosen for the 2 day 'Beautiful, Meaningful' segment of the DevBootcamp web development program.

3 team members



Kevin Sullivan
Web Developer, Cofounder, Board mem…



Alyssa Page
Web Developer



Ian Fricker
Jr. Software Engineer at Q-Centrix

JS-Raffler

May 2016

As the capstone project at DevBootcamp, an intensive web development program, students were encouraged to go outside of their comfort zones, and take on new challenges. When the San Diego Javascript meetup organizers approached us with the idea of writing a raffling app in an unfamiliar framework, we jumped at the chance. So, in 7 days, and after several meetings with our client, we delivered and... **more**

4 team members



Kevin Sullivan
Web Developer, Cofounder, Board mem…



Jack Hamilton
Full-Stack Developer

Norberto Caceres
Web Developer

John Craigie
Web Developer

Volunteer Experience & Causes

Web Developer

Katerva

May 2016 | Science and Technology

Implementing event driven notification and email scheduling mechanism for web portal. (Groovy/Grails)

Causes Kevin cares about:

- Economic Empowerment
- Education
- Politics
- Science and Technology

Groups

RoR
6,450 members
+ Join

Ruby Jobs
13,520 members
+ Join



Paul Puey

CEO & Co-Founder at Airbitz

San Diego, California | Computer Software

Previous Hangtime Climbing Company, Poleng Lounge, NVIDIA Corp

Education University of California, Berkeley

Send Paul InMail

500+ connections

Background

Summary

Paul is a proud Electrical Engineering and Computer Science graduate of UC Berkeley with a wide range of technical skills from low-level 3D graphics systems engineering to development of custom web CMS systems, back before people knew what a CMS was.

He held a lead engineering position with Nvidia and significantly contributed to the design of highly cross platform software architecture enabling code-reuse across multiple ASIC generations and across multiple operating systems. A stickler for proper architecture, he insists on projects being designed from the ground up for maintainability and scalability.

Most recently he applied his organizational skills to owning and operated several non-technical small businesses throughout California. There he implemented solutions to bridge the intersection between people, business, and technology and learned how incredibly important a fluid user experience is to the acceptance, adoption, and functionality of technology.

In his return back to tech in 2013, he is combining the wide range of life experiences and career paths to drive a company that bridges the complex technology of Bitcoin with the simplicity and function needed by the mass consumer and business owner. Being a strong advocate of the positive potential of Bitcoin, he also organizes regular Bitcoin meetup groups and presentations to help educate the general public.

When not converting people to Bitcoin you'll likely find him climbing a rock in Joshua Tree or at a local climbing gym.



Paul Puey - BitcoinSouth 2014



Airbitz on the Startup Stage at BTC Miami

Experience

CEO & Co-Founder

Airbitz

January 2014 – Present (2 years 10 months) | Greater San Diego Area

Airbitz develops the world's only Edge-Security platform designed to secure blockchain applications and other sensitive client-side data.

As Co-Founder and CEO, I was the original architect of the Airbitz Edge Security platform. I designed the data model and security model of Airbitz, enabling not only a strongly decentralized implementation, but one that is also highly portable across platforms, incredibly private, and orders of magnitude more fault tolerant than the top leading wallet providers in the bitcoin ecosystem.

With my passion for creating original and intricate ideas that solve very challenging problems, I designed the first, production capable implementation of encrypted, fully peer-to-peer storage for a mobile application and applied the design for Airbitz. I co-designed the worlds first implementation of "One-Touch 2FA" which allows anyone to utilize 2 Factor Authentication with practically no additional effort or external apps. I also designed several implementations of password recovery of encrypted-data. A first for any crypto-currency wallet.

Blending my years of deep engineering experience in visual computing with my experience in small business management and finance, I also strongly influenced the Airbitz product design. Our user interface and experience has been heralded by much of the bitcoin community as being the most functional, ease to use, and graphically fluid wallet for digital currencies.

But the pride of my experience in Airbitz has been the ability to bring together and retain my team of incredibly passionate, talented, and dedicated co-founders and staff. They have shown a tremendous capability to execute on a distributed technology that challenges the minds of even the brightest technologists in the world.

1 recommendation

Chris Groshong
President & CEO @CoinStructive, Inc. | Consultative Bitcoin & Blockchain Services | Speaker |...

Along with his great passion and drive, Paul's background gives him the technical savviness and depth of knowledge to improve existing security systems and models. His confidence and demeanor make it a pleasure to collaborate or discuss the... View↓

L.A. Bitcoin Meetup - Paul P, Airbitz - "Mobile...

Owner
Hangtime Climbing Company

November 2009 – January 2015 (5 years 3 months)

Rock climbing guide/instructor focusing on bringing the sport of rock climbing to the masses.

Program Manager
Mesa Rim Climbing Center

January 2011 – October 2013 (2 years 10 months) | Greater San Diego Area

Develop and manage rock climbing clinics, fitness classes, and youth programs. Outreach to local businesses and schools to grow climbing programs. Create retail operating systems, oversee operations, and develop ideas for growth. Manage IT infrastructure.

Co-Owner/General Manager
Poleng Lounge

May 2006 – March 2009 (2 years 11 months)

3D Software Engineer
NVIDIA Corp

1998 – 2004 (6 years)

Patents

Method, apparatus, and system for adaptive performance level management of a graphics system
United States 7903116

Issued October 27, 2003

A graphics system adapts a performance level to be sufficient to maintain a performance criterion in an acceptable range. In one embodiment, at least one utilization parameter of the core clock domain and the memory clock domain is monitored. In response to detecting an over-utilization condition, the performance level is increased to maintain the desired minimum number of frames per second. In... **more**

Asynchronous conditional graphics rendering
United States 7388581

Issued August 28, 2003

A graphics processing unit implements conditional rendering by putting itself in a state in which it does not execute any rendering commands. Once the graphics processing unit is placed in this state, all subsequent rendering commands are ignored until another rendering command explicitly removes the graphics processing unit from this state. Conditional rendering commands enable the graphics... **more**

Volunteer Experience & Causes

Organizer
Bitcoin in San Diego
August 2013 | Economic Empowerment

Organize and coordinate Bitcoin meetup events in the San Diego area. Give presentations for various groups to educate the public on the merits and technology of Bitcoin. Assist small business owners and individuals in getting started in the Bitcoin ecosystem via payment processors, wallets, or currency exchanges.

Skills

Top Skills

- 56 Management
- 42 Mobile Applications
- 39 User Experience
- 33 Mobile Devices
- 33 Entrepreneurship
- 27 Software Engineering
- 26 Leadership
- 25 Agile Methodologies
- 23 Program Management
- 22 Product Management

Paul also knows about...

- 20 Web Development
- 17 Linux
- 16 Scrum
- 15 Device Drivers
- 15 Java
- 13 Cloud Computing
- 13 C++
- 10 User Interface
- 9 Debugging
- 9 Agile Project Management
- 9 SaaS
- 9 Bitcoin
- 7 Android
- 6 Embedded Software
- 5 Software Project...

See 5+ >

Education

University of California, Berkeley
Bachelor of Science, Electrical Engineering/Computer Science
1994 – 1997

Additional Info

- **Interests**

Rock Climbing

Recommendations

Received (1) Given (2)

CEO & Co-Founder
Airbitz



Chris Groshong
President & CEO @CoinStructive, Inc. I Consultative Bitcoin & Blockchain Services I Speaker I Educator I Visionary I

" Along with his great passion and drive, Paul's background gives him the technical savviness and depth of knowledge to improve existing security systems and models. His confidence and demeanor make it a pleasure to collaborate or discuss the difficult questions that need to be asked. I've learned a lot from him since the time Paul and I first met for CityTacos paid with... **more**

April 26, 2016, Chris was with another company when working with Paul at Airbitz

Co-Founder and Principal Pedram Hasid is head of Technology and Research at Block26. Hasid began a career in technology at age 16, interning at local firms while still in high school. Upon graduating from UCLA, Magna Cum Laude, in 2007 Hasid launched a successful IT services company in Los Angeles that developed custom turnkey solutions for a wide array of corporations.

In 2011, Hasid was introduced to Bitcoin through a reading of Satoshi Nakamoto's white paper. Since then, Hasid has been an active member of digital currency-focused organizations and co-founded Block26 in order to propel the development and mass adoption of blockchain technology.



Scott Morgan

Thrivent Financial - Financial Representative

Greater San Diego Area | Insurance

Current: Thrivent Financial, Airbitz

Previous: Archer General Insurance and Financial Services, Trade Group Insurance Specialties, Inc, YFY Jupiter Limited

Education: University of Southern California - Marshall School of Business

Connect | Send Scott InMail

500+ connections

https://www.linkedin.com/in/scottdmorgan

Background

Summary

Experienced executive with working experience in start-ups and in the fields of insurance, financial services, and software development.

Experience

Financial Representative

Thrivent Financial

January 2016 – Present (10 months) | Del Mar, California

I empower people and organizations to reach their wealth goals through accumulation, protection, and distribution utilizing tax minimization / elimination strategies to maximize returns while minimizing risk.

Thrivent Financial is membership-owned, hence all financial decisions are based on our members' best interests. Additionally, as a not for profit entity, generosity through giving and community outreach are values I strongly believe in.

Co-Founder

Airbitz

January 2013 – Present (3 years 10 months) | San Diego, CA

Our Vision

At Airbitz, we aim to bring bitcoin to the next billion users through amazingly simple yet feature rich applications focused on ease of use and ease of security. Our focus is to deliver software, services, and products with an amazing user experience, both visually and functionally, simplifying this advanced technology and delivering it to the masses while still retaining Bitcoin's core principles of decentralization and privacy.

Owner

Archer General Insurance and Financial Services

2013 – 2014 (1 year) | Carlsbad, CA

Wholesale Broker specializing in the delivery of full range of insurance products and exclusive insurance Programs.

Owner and CEO

Trade Group Insurance Specialties, Inc

2007 – 2013 (6 years) | Carlbad, CA

Brokerage/wholesaler that specialized in the delivery of full range of insurance products including several insurance Programs with full authority, such as the FLOW Traffic Control Program®

Consultant

YFY Jupiter Limited

2005 – 2007 (2 years) | Hong Kong

Integrated global packaging and brand management company. Established Mainland China office presence: Shenzhen and Shanghai offices.

Co-Owner and CEO

Trafalgar Marine Insurance Services, Inc.

2002 – 2005 (3 years) | Irvine, CA

Co-founder of the company via acquisition from a major insurance company. Developed major marine programs including a High Performance Program

Co-Owner and CEO

Anthony & Morgan Surety & Insurance Services, Inc

1995 – 2001 (6 years) | San Clemente, Ca

Owner of largest surety only broker west of the Mississippi. Over $22 million in revenue. Developed the first Surety Insurance software management system, The Surety Simplifier®

Shareholder, EVP Sales and Underwriting

Brokers Surety Services, Inc

1994 – 1995 (1 year) | Pleasanton, CA

Shareholder, EVP Sales and Underwriting for Surety Insurance Brokerage with underwriting authority for a major insurance carrier.

Asst. Underwriting Manager / Senior Internal Auditor

Amwest Insurance Company, Inc

1992 – 1994 (2 years) | Woodland Hills, CA

Surety underwriter and branch auditor

Senior Financial Auditor

Coopers and Lybrand CPAs

1990 – 1992 (2 years) | Los Angeles, CA

Senior and staff supervisor on numerous small business audit engagements

Skills

Wealth Accumulation | Asset Management | Life Insurance | Disability Insurance | Long Term Care Insurance | Entrepreneurship | Leadership | Business Development | Business Strategy | Start-ups | Insurance | Commercial Insurance | Management | Executive Management | Sales | See 3+ >

Education

University of Southern California - Marshall School of Business

Master of Business Administration (MBA)

2014 – 2016

University of Southern California - Marshall School of Business, University of California Santa Barbara

BA Business Economics (Accounting)



Tim Horton

CTO / Co-Founder at Airbitz

Greater San Diego Area | Computer Software

Previous Breadcrumbs LLC, Residential Mortgage Solution

Education California State University-San Marcos

Send Tim InMail

168 connections

https://www.linkedin.com/in/tim-horton-5a612683

Background

Experience

CTO / Co-Founder
Airbitz

January 2014 – Present (2 years 10 months) | Greater San Diego Area

My responsibilities include both software development and operations.

I develop our business directory. Our business directory is the most comprehensive and reliable source to find merchants accepting bitcoin. We use Postgis for our geospatial data and Solr for our searches and Redis for caching.

I also develop our core libraries and the web services that it interacts with and I work with the bitcoin protocol. I help integrated these libraries into our iOS application. These libraries and services are the heart of our bitcoin wallet. They allow us to ensure a consistent and reliable experience on many different platforms. They are written in C and C++.

Lastly, I ensure that our web applications, search servers, databases, data synchronization servers and bitcoin/obelisk servers are always running with high availability.

CTO / Co-Founder
Breadcrumbs LLC

August 2012 – January 2014 (1 year 6 months) | Greater San Diego Area

Responsibilities included mobile development and web services. Mobile development was primarily on android. Breadcrumbs mobile application had a high emphasis on user experience which required implementing many custom UI widgets. Our web services utilized machine learning to provide users with relevant and interesting news from the places they visit.

Lead Software Developer
Residential Mortgage Solution

January 2007 – January 2012 (5 years 1 month)

Skills

Top Skills

- 11 Mobile Applications
- 10 Web Applications
- 9 Software Development
- 8 Android
- 6 Databases
- 5 Web Services
- 2 C++
- 2 iOS
- 1 C
- 1 Solr

Tim also knows about...

User Experience | User Interface

Education

California State University-San Marcos
Master of Science (MS), Computer Science

2002 – 2009

Activities and Societies: ACM





Will Pangman

Chief Operating Officer at Airbitz Inc

San Diego, California | Internet

Current	Airbitz
Previous	Tapeke, Ltd., Pink Eye Group, "American Meat" Documentary Film - Leave It Better, LLC
Education	Miami University

Connect | Send Will InMail

500+ connections

https://www.linkedin.com/in/willpangman

Contact Info

Posts

Published by Will



Tapeke is Coming!

December 4, 2014

Background

Summary

I'm a tireless optimist helping Airbitz build tools that will make your life more wonderful.

Experience

Chief Operating Officer
Airbitz
July 2015 – Present (1 year 4 months) | Greater San Diego Area

Airbitz develops the world's only Edge-Security platform designed to secure blockchain applications and other sensitive client-side data.

Chief Operations Officer
Tapeke, Ltd.
March 2014 – April 2015 (1 year 2 months) | Panama

Tapeke is a zero-knowledge personal finance management platform for Bitcoin.

http://tapeke.com

Director of Marketing
Pink Eye Group
January 2014 – November 2014 (11 months) | Greater Chicago Area

Pink Eye Group is an animation video studio that specializes in Storyplex Explainer videos.

Our talented production team of expert strategists, artists, cognitive psychologists, and storytellers work with you to create engaging video content that emotionally connects your target audience to your brand.

Whether your goal is to increase product awareness, email marketing click-through rates, grow your customer base, or improve your brand's SEO, our videos help you tell an engaging story explaining your company, cause, or concept in just 60-90 seconds.

www.pinkeyegroup.com

Pink Eye Group Storyplex Examples

Director of Sales and Marketing
"American Meat" Documentary Film - Leave It Better, LLC
September 2013 – December 2013 (4 months) | Greater New York City Area

• Lead sales distributor for sustainable agriculture documentary about farmers naturally raising grass-fed/pastured livestock.
• Designed promotional campaign in association with Applegate Farms Natural and Organic Meats.
• Coordinated public screening events with natural foods grocers nationwide.
• Implementing bitcoin payment integration and bitcoin marketing campaign.

AMERICAN MEAT TRAILER

Sales Consultant
Mass Appeal Specialties, Inc.
August 2012 – August 2013 (1 year 1 month) | Green Bay, Wisconsin Area

• B2B/B2C marketing and sales.
• Advising and consulting clients in designing marketing campaigns to promote their business and broaden brand visibility.
• Coordinating online projects including website architecture and development, social media marketing, and advertising.

http://massappealinc.com

Care Coordinator
La Causa, Inc.
August 2010 – July 2012 (2 years) | Greater Milwaukee Area

• Assemble and manage Child and Family Teams composed of service providers and natural supports for families.
• Build trusting relationships with families and engage them in collaborative development and integration of a treatment plan aimed at meeting underlying mental health needs to achieve a sustainable family vision.
• Communicate effectively with families, their service providers, and schools to develop creative problem solving strategies, mediate conflict resolution, and facilitate cooperative relationships for sustained success.

Skills

Top Skills

80	Social Media Marketing
64	Social Media
49	Community Outreach
41	Marketing
34	Nonprofits
34	Entrepreneurship
33	Public Speaking
27	Management
23	Leadership
22	Public Relations



Will also knows about...

- 21 Event Planning
- 21 Fundraising
- 18 Sales
- 17 Social Networking
- 16 Business Development
- 15 Email Marketing
- 14 Program Development
- 12 Customer Service
- 9 Grant Writing
- 9 Microsoft Word
- 9 Strategic Planning
- 8 Copywriting
- 7 Research
- 7 Microsoft Office
- 7 Advertising

See 23+ >

Languages

Spanish

Education

Miami University
Bachelor of Arts (B.A.), Psychology
2001 – 2006

Marquette University High School
1999 – 2001

Organizations

BitcoinMKE
Founder and Director

A volunteer organization engaged in community outreach and education to promote bitcoin adoption among consumers, businesses, and non-profits in Southeastern Wisconsin.

info@BitcoinMKE.org
http://BitcoinMKE.org
http://www.meetup.com/BitcoinMKE/
http://facebook.com/BitcoinMKE

Bitcoin Foundation Education Committee
Co-Vice Chair

Projects

Bitcoin University Project

May 2014 – July 2014

This project, funded in part by the Bitcoin Foundation (https://bitcoinfoundation.org/), is intended to provide support and outreach to university professors and students who are bringing bitcoin to their campuses. Our goals include helping professors integrate bitcoin education into business, entrepreneurship, financial planning, first year experience, sociology, and government classes (among... **more**

2 team members

Will Pangman
Chief Operating Officer at Airbitz Inc

Pamela Morgan
Attorney, Educator, Entrepreneur, Public ...

Recommendations

Given (2)



Stacy Kaat Photographer
Owner

"Stacy is a natural. I have always hated having my picture taken from a very young age. Something about my experience with Stacy's photography allowed me to see myself in a new light. Stacy made me feel relaxed and comfortable during the session, and she was flexible with my volatile schedule. I was completely thrilled with the finished product, as well. I have never felt... **more**

October 20, 2014, Will was Stacy's client



Blake Anderson
Bitcoin Consultant

"Blake is absolute fresh air. His exuberant, youthful energy belies his dogged determination and hyper-focus on lean execution of the projects under his care. Any time there's a large scope project involving a dizzying array of moving parts, I know I can trust Blake to mitigate inefficiencies and optimize the operational models at work. Blake's passion is undeniable, his... **more**

September 15, 2014, Will was with another company when working with Blake at Self-employed



William Swanson

Core Developer at Airbitz

Fallbrook, California | Computer Software

Education California Polytechnic State University-San Luis Obispo

Send William InMail

52 connections

https://www.linkedin.com/in/william-swanson-834089a6

Background

Experience

Core Developer
Airbitz
January 2014 – Present (2 years 10 months)

1 recommendation



Paul Puey
CEO & Co-Founder at Airbitz
William has an impeccable attention to the minutia detail of proper software architecture and design. Like the craftsman woodworker that he also is, he believes strongly in the fundamental concept of measure twice, cut once. When he architects and... View↓

Skills

Top Skills

- 4 Linux
- 4 C
- 4 C++
- 4 Bitcoin
- 4 Software Engineering
- 3 Python
- 2 Software Development
- 2 JavaScript
- 2 Distributed Systems
- 2 HTML

William also knows about...

- 2 Cryptography
- 2 Mobile Applications
- 1 CSS
- 1 Web Development
- Open Source Software

Education

California Polytechnic State University-San Luis Obispo
Bachelor's degree, Electrical and Electronics Engineering
2003 – 2005

Volunteer Experience & Causes

Causes William cares about:

- Economic Empowerment
- Science and Technology

Recommendations

Received (1)

Core Developer
Airbitz



Paul Puey
CEO & Co-Founder at Airbitz
"William has an impeccable attention to the minutia detail of proper software architecture and design. Like the craftsman woodworker that he also is, he believes strongly in the fundamental concept of measure twice, cut once. When he architects and implements a block of code it just works. I can sleep easy at night knowing William's given the thumbs up on a design decision... **more**

October 25, 2014, Paul worked directly with William at Airbitz